Exhibit 3.2

AMENDED AND RESTATED BY-LAWS

OF

PENFORD CORPORATION

As amended and restated effective March 11, 2015

ARTICLE I

SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held at such time as shall be specified in a resolution of the board of directors.

Section 2. Special Meetings. Special meetings of the shareholders may be called by the president, by the board of directors or by the holders of not less than one-fifth of all the outstanding shares of the Corporation entitled to vote on the matter for which the meeting is called.

Section 3. Place of Meeting. The board of directors may designate any place, either within or without the State of Washington, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

Section 4. Notice of Meetings. Written notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution, or sale, lease or exchange of assets, not less than 20 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his, her or its address as it appears on the records of the Corporation, with postage thereon prepaid. Whenever any notice is required to be given under the provisions of these by-laws, the articles of incorporation or the Washington Business Corporation Act (the “WBCA”), a waiver thereof in writing, signed by the shareholder or shareholders entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the shareholder at the meeting objects to the holding of the meeting because proper notice was not given.

Section 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the Corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days and, for a meeting of shareholders, not less than 10 days, or in the case of a merger, consolidation, share exchange, dissolution, or sale, lease or exchange of assets, not less than 20 days, immediately preceding such meeting. If no record date is fixed for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 6. Shareholders’ Lists. The officer or agent having charge of the transfer books for shares of the Corporation shall make, within 20 days after the record date for a meeting of shareholders or 10 days before such meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of, and the number of shares held by, each shareholder, which list, for a period of 10 days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder, and to copying at the shareholder’s expense, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Washington, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

Section 7. Quorum. Unless otherwise provided in the articles of incorporation, a majority of the shares of the Corporation, entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for consideration of such matter at any meeting of shareholders; provided, that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present, the affirmative vote of the majority of the votes of the shares represented at the meeting and entitled to vote on a matter shall be the act of the shareholders, unless the vote of a greater number of shares or voting by classes is required by the WBCA or the articles of incorporation.

Section 8. Meetings by Conference Telephone or Interactive Technology. Shareholders may participate in and act at any meeting of the shareholders through the use of a conference telephone or interactive technology (including electronic transmission, Internet usage or remote communication) by means of which all persons participating in the meeting can hear each other. Participation in a meeting by means of such equipment shall constitute attendance and presence in person of the person or persons so participating.

Section 9. Proxies. At all meetings of shareholders, a shareholder may appoint a proxy to vote or otherwise act for him, her or it by delivering a valid appointment form to the person so appointed or to a proxy solicitation firm, proxy support service organization or like agent authorized by the person or persons to receive the transmission. Such transmission shall be sent by means considered valid by the WBCA. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. A proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest in the shares covered by the proxy or in the Corporation generally. An irrevocable proxy becomes revocable if the interest in the proxy terminates.

Section 10. Voting of Shares. Unless otherwise provided in the articles of incorporation, each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

Section 11. Voting of Shares by Certain Holders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, proxy or legal representative authorized to vote such shares under the law of incorporation of such corporation. The Corporation may treat the president or chief executive officer of such corporation, together with any other person or office holder indicated by such corporation, as a person or office holder authorized to vote such shares.

Shares standing in the name of a deceased person, a minor ward or a person under legal disability may be voted by his or her administrator, executor or court appointed guardian, either in person or by proxy without a transfer of such shares into the name of such administrator, executor or court appointed guardian. Shares standing in the name of a trustee may be voted by him, her or it, either in person or by proxy.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his, her or its name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Section 12. No Cumulative Voting. As provided in the articles of incorporation, no shareholder shall have cumulative voting rights with respect to any matter upon which shareholders are entitled to vote.

Section 13. Inspectors. At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting.

Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes and report the results, and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

Each report of an inspector shall be in writing and signed by him or her or by a majority of the inspectors if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 14. Informal Action by Shareholders. Any action required by the WBCA to be taken at a meeting of the shareholders, or any other action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by (i) the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or (ii) all of the shareholders entitled to vote with respect to the subject matter thereof. Notice that consent is being sought for such action and notice that sufficient shareholder consent has been executed shall be delivered to all shareholders entitled to vote on the record date as required by Section 23B.07.040 of the WBCA. Unless such consent specifies a later effective date, shareholder approval under this section shall become effective when sufficient consents have been delivered to the corporation.

Section 15. Voting by Ballot. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

ARTICLE II

DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its board of directors.

Section 2. Number, Tenure and Qualifications. The number of directors of the Corporation shall be three. Each director shall hold office until the next succeeding annual meeting of shareholders or until his or her successor shall have been elected and qualified. Directors need not be residents of Washington or shareholders of the Corporation.

Section 3. Resignations. Any director may resign at any time by giving written notice to the board of directors, the president or the secretary of the Corporation. A resignation is effective when the notice is given unless the notice specifies a future date. A resignation need not be accepted in order to be effective.

Section 4. Vacancies. Any vacancy occurring in the board of directors, and any directorship to be filled by reason of an increase in the number of directors, may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose; provided, however, that any vacancy in the board of directors arising between meetings of shareholders by reason of an increase in the number of directors or otherwise may be filled by the vote of a majority of the directors then in office. Any director elected by the shareholders to fill a vacancy shall hold office for the balance of the term for which he or she was elected. A director appointed to fill a vacancy shall serve until the next meeting of shareholders at which directors are to be elected.

Section 5. Removal. Any director may be removed, with or without cause, at any meeting of shareholders (provided the notice for such meeting states that a purpose of the meeting is to vote upon the removal of such director who must be named in the notice), by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors.

Section 6. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, either within or without the State of Washington, for the holding of additional regular meetings without other notice than such resolution.

Section 7. Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Washington, as the place for holding any special meeting of the board of directors called by them.

Section 8. Notice. Notice of any special meeting shall be given at least two days previous thereto by written notice delivered personally or mailed to each director at his or her business address, or by telegram, facsimile transmission or other communication system. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, facsimile transmission or other communication system, such notice shall be deemed to be delivered when receipt is confirmed by or on behalf of the director to whom sent. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 9. Quorum. Unless otherwise provided in the articles of incorporation, a majority of the number of directors fixed by these by-laws shall constitute a quorum for the transaction of business at any meeting of the board of directors.

Section 10. Meetings by Conference Telephone. Members of the board of directors may participate in and act at any meeting of the board through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting by means of such equipment shall constitute attendance and presence in person at such meeting.

Section 11. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 12. Informal Action by Directors. Any action required by the WBCA to be taken at a meeting of the board of directors, or any other action which may be taken at a meeting of the board of directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors or all the members of such committee, as the case may be, entitled to vote with respect to the subject matter thereof. The consent may be evidenced by one or more written approvals, each of which sets forth the action taken and bears the signature of one or more directors. All of the approvals evidencing the consent shall be delivered to the secretary to be filed in the corporate records. The action taken shall be effective when all the directors have approved the consent unless the consent specifies a different effective date.

Section 13. Committees. The board of directors, by resolution adopted by a majority of the directors then in office, may create one or more committees consisting of two or more directors, which committees, to the extent provided in such resolution, but subject to Section 23B.08.250(5) of the WBCA, shall have and may exercise all of the authority of the board of directors in the management of the Corporation.

Section 14. Compensation. The board of directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board.

Section 15. Presumption of Assent. A director of the Corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE III

OFFICERS

Section 1. Number. The officers of the Corporation shall be a president, a treasurer, and a secretary, and such vice presidents, assistant treasurers, assistant secretaries or other officers as may be elected or appointed by the board of directors. Any two or more offices may be held by the same person.

Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights. Any officer may resign at any time by giving notice to the board of directors or to the president or the secretary. A resignation is effective when the notice is given unless the notice specifies a future date. A resignation of an officer need not be accepted in order to be effective.

Section 3. Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

Section 5. President. The president shall be the Corporation’s general manager and chief executive officer and shall, subject to the direction and control of the board of directors, have general supervision, direction and control of the business, affairs and officers of the Corporation. Unless otherwise determined by the board of directors, he or she shall preside as chairman at all meetings of the shareholders, the board of directors and any committees of which he or she is a member. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation; shall have any other powers and duties that are prescribed by the board of directors or these by-laws; and shall be primarily responsible for carrying out all orders and resolutions of the board of directors.

Section 6. The Vice Presidents. In the absence of the president or in the event of his or her inability or refusal to act, the vice president (if elected by the board of directors or, in the event there be more than one vice president, the vice presidents in the order designated or, in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice president shall perform such other duties as from time to time may be assigned to him or her by the president, the board of directors or these by-laws.

Section 7. The Treasurer. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors shall determine. He or she shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be approved by the board of directors; and (c) in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the president, the board of directors or these by-laws.

Section 8. The Secretary. The secretary shall: (a) keep the minutes of the meetings of the shareholders, the board of directors and committees of directors, in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal, if any, of the Corporation and, if the Corporation adopts a corporate seal, see that such seal is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these by-laws; (d) keep a register of the post-office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president, the board of directors or these by-laws.

Section 9. Assistant Treasurers and Assistant Secretaries. The assistant treasurers shall, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant treasurers and assistant secretaries, in general, shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president, the board of directors or these by-laws.

Section 10. Salaries. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

ARTICLE IV

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1. Certificates for Shares. No certificate for any share shall be issued until such share is fully paid. Certificates representing shares of the Corporation shall be in such form as may be determined by the board of directors in compliance with the WBCA, provided that the Corporation shall be entitled to issue some or all of the shares of any or all class or series of the Corporation without certificates. Such certificates shall be signed by the president or a vice president and by the secretary or an assistant secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the board of directors may prescribe.

Section 2. Transfers of Shares. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

ARTICLE V

VOTING OF SECURITIES

The president shall have full authority, in the name and on behalf of the Corporation, to attend, act and vote at any meeting of security holders of, or holders of other voting interests in, any entity in which the Corporation may hold securities or other voting interests, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities or other voting interests and which, as the holder thereof, the Corporation might possess and exercise if personally present, and may exercise such power and authority through the execution of proxies or may delegate such power and authority to any other officer, agent or employee of this Corporation.

ARTICLE VI

INDEMNIFICATION

Each person who at any time is or was a director or officer of this Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by this Corporation in accordance with and to the full extent permitted by the WBCA as in effect at the time of adoption of this by-law or as amended from time to time. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise. If authorized by the board of directors, the Corporation may purchase and maintain insurance on behalf of any person to the full extent permitted by the WBCA as in effect at the time of the adoption of this by-law or as amended from time to time.

Section 1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by law as in effect on the date of adoption of these by-laws or as it may thereafter be amended, any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding. The Corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person, including a counterclaim or crossclaim, unless the proceeding was authorized by the board of directors.

Section 2. Prepayment of Expenses. The Corporation may pay or reimburse the reasonable expenses (including attorneys’ fees) incurred by a director or officer in defending any proceeding in advance of its final disposition if the Corporation has received in advance an undertaking by the person receiving such payment or reimbursement to repay all amounts advanced if it should be ultimately determined that he or she is not entitled to be indemnified under this Article VI or otherwise. The Corporation may require security for any such undertaking.

Section 3. Claims. If a claim for indemnification or payment of expenses under this Article VI is not paid in full within sixty days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

Section 4. Non-Exclusivity of Rights. The rights conferred on any person by this Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the articles of incorporation, these by-laws, agreement, vote of shareholders or disinterested directors or otherwise.

Section 5. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust or other enterprise.

Section 6. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VII

DIVIDENDS

The board of directors may from time to time declare, and the Corporation may pay, in the manner and upon the terms and conditions provided by law and the articles of incorporation, dividends on its outstanding shares in cash, property or its own shares.

ARTICLE VIII

MISCELLANEOUS

Section 1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

Section 2. Corporate Seal. The board of directors may provide a corporate seal, which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words, “Corporate Seal, Washington.”

Section 3. Amendments. Unless otherwise provided in the articles of incorporation, these by-laws may be altered, amended or repealed and new by-laws, not inconsistent with the Corporation’s articles of incorporation or the laws of the State of Washington (except to the extent allowed in the case of emergency by-laws adopted under the WBCA), may be adopted at any properly constituted meeting of the board of directors by a majority vote of the directors present at the meeting; provided that no by-law adopted by the shareholders may be altered, amended or repealed by the board of directors if these by-laws so provide.